UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

BROADVIEW INSTITUTE, INC.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-8505	41-0641789
(Commission File Number)	(IRS Employer
Identification No.)

8089 Globe Drive
Woodbury, Minnesota  55125
(Address of Principal Executive Offices and Zip Code)

(651) 332-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement.

On March 31, 2011, C Square Educational Enterprises, Inc. (d/b/a Broadview University), a wholly-owned subsidiary of Broadview Institute, Inc. (the “Company”), entered into a lease agreement with Myhre Holdings-Meridian, LLC, an entity wholly-owned by Myhre Holdings, Inc.  Myhre Holdings, Inc. is owned by the heirs of Mr. Terry Myhre, the Company’s Chairman.

Under the lease agreement, Broadview University leases a 31,200 square foot building located in Meridian, Idaho for operation of a branch campus.  The lease effective date is January 1, 2011, the date on which the Broadview University Boise campus commenced operations, and the lease term is for an initial period of ten years with two additional five-year renewal options.  The agreement is a “triple net” lease with monthly base rent of $39,000.  The Company recognized $117,000 of rent expense for the Meridian facility for the period of January 1, 2011 through March 31, 2011.

Item9.01	Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1	Lease agreement executed March 31, 2011 and effective January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2011

BROADVIEW INSTITUTE, INC.

By:	/s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer

EXHIBIT INDEX

Broadview Institute, Inc.
Form 8-K Current Report

Exhibit Number	Description

99.1	Lease agreement executed March 31, 2011 and effective January 1, 2011.